Exhibit (d)(1)(e)

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 4th day of August, 2017, between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect a revised management for the MainStay VP S&P 500 Index Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective August 4, 2017, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate	Title:	Chief Executive Officer
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Stephen P. Fisher
Name:	Thomas Lynch	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President
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SCHEDULE A

(As of August 4, 2017)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Absolute Return Multi-Strategy Portfolio	1.25% on all assets*

MainStay VP Balanced Portfolio	0.70% on assets up to $1 billion; and 0.65% on assets from$1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from$500 million to $1 billion; 0.45% on assets from$1 billion to $3 billion; and 0.44% on assets over $3 billion

MainStay VP Cash Management Portfolio	0.45% on assets up to $500 million; 0.40% on assets from$500 million to $1 billion; and 0.35% on assets over $1 billion

MainStay VP Common Stock Portfolio	0.55% on assets up to $500 million; 0.525% on assets from$500 million to $1 billion; and 0.50% on assets over $1 billion

MainStay VP Conservative Allocation Portfolio	0.00%

MainStay VP Convertible Portfolio	0.60% on assets up to $500 million; 0.55% on assets from$500 million to $1 billion; and 0.50% on assets over $1 billion

MainStay VP Cornerstone Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from$500 million to $1 billion; 0.625% on assets from$1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay VP Cushing Renaissance Advantage Portfolio	1.25% on all assets

MainStay VP Emerging Markets Equity Portfolio	1.05% on assets up to $1 billion; and 1.025% on assets over $1 billion

MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Epoch U.S. Equity Yield Portfolio (formerly MainStay VP ICAP Select Equity Portfolio)	0.70% on assets up to $500 million; 0.68% on assets from$500 million to $1 billion; 0.66% on assets from$1 billion to $2 billion; and 0.6570% on assets over $2 billion

MainStay VP Epoch U.S. Small Cap Portfolio	0.80% on assets up to $200 million; 0.75% on assets from$200 million to $500 million; 0.725% on assets from$500 million to $1 billion; and 0.70% on assets over $1 billion

MainStay VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from$1 billion to $3 billion; and 0.565% on assets over $3 billion

MainStay VP Government Portfolio	0.25% on assets up to $500 million; 0.2375% on assets from$500 million to $1 billion; and 0.225% on assets over $1 billion

MainStay VP Growth Allocation Portfolio	0.00%

MainStay VP High Yield Corporate Bond Portfolio	0.57% on assets up to $1 billion; 0.55% on assets from$1 billion to $5 billion; and 0.525% on assets over $5 billion

MainStay VP ICAP Select Equity Portfolio	0.80% on assets up to $250 million; 0.75% on assets from$250 million to $1 billion; and 0.74% on assets over $1 billion

MainStay VP Indexed Bond Portfolio	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

MainStay VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion

MainStay VP International Equity Portfolio	0.89% on assets up to $500 million; and 0.85% on assets over $500 million

MainStay VP Janus Balanced Portfolio	0.55% on all assets

MainStay VP Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from$500 million to $750 million;

0.71% on assets from$750 million to $1 billion;

0.70% on assets from$1 billion to $2 billion;

0.66% on assets from$2 billion to $3 billion;

0.61% on assets from$3 billion to $7 billion;

0.585% on assets from$7 billion to $9 billion; and

0.575% on assets over $9 billion

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP MFS Utilities Portfolio	0.73% on assets up to $1 billion; and 0.70% on assets over $1 billion

MainStay VP Mid Cap Core Portfolio	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion

MainStay VP Moderate Allocation Portfolio	0.00%

MainStay VP Moderate Growth Allocation Portfolio	0.00%

MainStay VP PIMCO Real Return Portfolio	0.50% on all assets

MainStay VP S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion

MainStay VP Small Cap Core Portfolio	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion

MainStay T. Rowe Price Equity Income Portfolio	0.75% on assets up to $500 million; and 0.725% on assets over $500 million

MainStay VP Unconstrained Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from$ 500 million to $1 billion; 0.50% on assets from$1 billion to $5 billion; and 0.475% on assets over $5 billion

MainStay VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from$500 million to $1 billion; and 0.30% on assets over $1 billion

MainStay VP VanEck Global Hard Assets Portfolio	0.89% on assets up to $1 billion; and 0.88% on assets over $1 billion

*The Manager agrees to waive the Portfolio’s management fee in an amount equal to any management fees paid to the Manager by the Portfolio’s Cayman Subsidiary, as defined in the Portfolio’s prospectus. The Manager may no terminate this agreement to waive management fees, which will remain in effect for as long as the Manager’s management agreement with the Portfolio’s Cayman Subsidiary is in place.

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